Microsoft Word 10.0.6612;SUB-ITEM 77I:  Terms of new or amended securities


The Prospectuses and Statement of Additional Information relating to Goldman Sachs Trust's Goldman Sachs U.S. Mortgages Fund and Goldman Sachs Investment Grade Credit Fund, as filed with the Securities and Exchange Commission on November 7, 2003 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0000950123-03-012308), are incorporated herein by reference.